EXHIBIT 99.1
                                                                 ------------

                Nematron Corporation Certification of CEO and CFO
      Pursuant to 18 U.S.C.Section 1350, as Adopted Pursuant to Section 906
                        of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-QSB of Nematron Corporation (the "Company") for the quarterly period ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Matthew S. Galvez, as Chief Executive Officer of the Company, and David P. Gienapp, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Matthew S. Galvez
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Name:    Matthew S. Galvez
Title:   Chief Executive Officer
Date:    November 12, 2002


/s/ David P. Gienapp
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Name:    David P. Gienapp
Title:   Executive Vice President, Finance
         and Chief Financial Officer
Date:    November 12, 2002


This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section18 of the Securities Exchange Act of 1934, as amended.